UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2018

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

The information included in Item 8.01 below of this Current Report on Form 8-K with respect to the equity purchase agreement is incorporated into this Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD.

On August 14, 2018, IntriCon Corporation (“IntriCon” or the “Company”) issued a press release (the “Press Release”) announcing that it intends to offer and sell shares of its common stock in an underwritten public offering. A copy of the Press Release is furnished herewith as Exhibit 99.1.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of the Company or any of its subsidiaries.

Item 8.01 Other Events.

Proposed Public Offering

On August 14, 2018, IntriCon announced that it intends to offer and sell 1,500,000 shares of its common stock in an underwritten public offering. IntriCon also expects to grant to the underwriters for the offering a 30-day option to purchase an additional 225,000 shares of common stock.

All of the shares to be sold in the offering are to be sold by IntriCon. IntriCon intends to use the net proceeds from the offering to repay debt, to fund capital expenditures, to repurchase 500,000 shares of its common stock from certain of its directors and officers, and for working capital and other general corporate purposes.

Equity Purchase Agreement

The Company has entered into an equity purchase agreement with the following directors and officers of the company: Mark S. Gorder (President, Chief Executive Officer and director), Michael J. McKenna (director), Nicholas A. Giordano (director), Robert N. Masucci (director), Michael P. Geraci (Vice President of Sales and Marketing), Dennis L. Gonsior (Vice President of Global Operations), Greg Gruenhagen (Vice President of Quality and Regulatory Affairs), Scott Longval (Chief Financial Officer) and Delain Wright (Vice President of Business Development). Pursuant to the equity purchase agreement the Company will repurchase an aggregate of 500,000 shares of its common stock from such directors and officers at a price equal to the net proceeds per share that the Company will receive from the offering, before expenses. The closing of the share repurchase will be contingent on the closing of, and is expected to occur following the closing of the underwritten public offering. Based on 8,189,580 shares of IntriCon common stock expected to be outstanding after giving effect to the closing of the offering and the repurchase of shares contemplated by the equity purchase agreement (assuming no exercise of the 30-day option), the following directors and executive officers of the Company will beneficially own the following approximate percentages of shares of common stock of the Company: Mark S. Gorder - 5.4%, Michael J. McKenna - 1.2%, Nicholas A. Giordano - 1.3%, Robert N. Masucci - 1.0%, Michael P. Geraci - less than 1%, Dennis L. Gonsior - 1.1%, Greg Gruenhagen - less than 1%, Scott Longval - less than 1%, and all directors and executive officers as a group (9 persons) - 12.0%. The shares that the Company repurchases will be retired and returned to the status of authorized, but unissued shares.

A copy of the equity purchase agreement is filed herewith as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Equity Purchase Agreement, dated August 10, 2018, among IntriCon Corporation and certain directors and officers of IntriCon Corporation

99.1	Press Release of IntriCon Corporation dated August 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

By:	/s/ Scott Longval
Name:	Scott Longval
Title:	Chief Financial Officer

Date: August 14, 2018